As filed with the Securities and Exchange Commission on November 20, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERIS BANCORP

(Exact name of registrant as specified in its charter)

Georgia	58-1456434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

310 First St., S.E.

Moultrie, Georgia 31768

(229) 890-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Edwin W. Hortman, Jr.

Chief Executive Officer

Ameris Bancorp

310 First St., S.E.

Moultrie, Georgia 31768

(229) 890-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven E. Fox, Esq.

Jody L. Spencer, Esq.

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, NE

Atlanta, Georgia 30303

(404) 522-4700

(404) 525-2224 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock
Preferred Stock
Warrants
Total	$60,000,000	100%	$60,000,000	$3,348

(1)	Pursuant to Form S-3 General Instruction II.D., the amount registered by class does not need to be specified. An indeterminate number or amount of Common Stock, Preferred Stock and Warrants are being registered as may from time to time be offered at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest and dividends, if any.

(3)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended, based on the maximum aggregate offering price of all securities registered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 20, 2009

PROSPECTUS

$60,000,000

Common Stock

Preferred Stock

Warrants

We may from time to time offer to sell any combination of common stock, preferred stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $60,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ABCB.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ], 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

In this prospectus, we refer to common stock, preferred stock and warrants collectively as the “securities.” Unless this prospectus otherwise indicates or the context otherwise requires, the terms “Ameris Bancorp,” “the Company,” “our,” “us” and “we” as used in this prospectus refer to Ameris Bancorp and its subsidiaries as a combined entity.

ABOUT AMERIS BANCORP

We are a bank holding company, and our primary business is to manage the business and affairs of our banking subsidiary, Ameris Bank, which provides a full range of banking services to its retail and commercial customers located primarily in Georgia, Alabama, northern Florida and South Carolina. As a bank holding company, we perform certain shareholder and investor relations functions and seek to provide financial support, if necessary, to our subsidiary.

We incorporated on December 18, 1980, as a Georgia corporation. Our executive office is located at 310 First St., SE, Moultrie, Georgia 31768, our telephone number is (229) 890-1111 and our website address is www.amerisbank.com.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2008, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, each of which is incorporated by reference in this prospectus, before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus and the information incorporated herein by reference about our expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts are forward-looking statements. You can identify these forward-looking statements by the use of words or phrases such as “believes,” “expects,” “hopes,” “may,” “will,” “plans,” “intends,” “indicates,” “suggests,” “assuming,” “designed,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar expressions that are intended to qualify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance, timeframes or achievements to be materially different from any future results, performance, timeframes or achievements expressed or implied by the forward-looking statements. Given these risks and uncertainties, we urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We hereby qualify our forward-looking statements by these cautionary statements. We undertake no obligation to update publicly any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events, or for any other reason.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth certain information concerning our ratio of earnings to combined fixed charges and preferred stock dividends, both including and excluding interest on deposits, for the nine-month period ended September 30, 2009, and for each of the years in the five-year period ended December 31, 2008.

	Nine Months Ended September 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Including interest on deposits (1)	0.79	0.89	1.32	1.61	1.77	2.02
Excluding interest on deposits (1) (2)	(1.03)	(0.26)	3.57	4.87	3.63	3.43

(1)	For purposes of computing the above ratios, earnings consist of net income from continuing operations before income tax provision. Fixed charges, excluding interest on deposits, consist of all interest expense and the proportion deemed representative of the interest factor of rent expense. Fixed charges, including interest on deposits, include all of such items plus interest on deposits.

(2)	For the nine months ended September 30, 2009, earnings were insufficient to cover fixed charges excluding interest on deposits by $3,753,000. For the year ended December 31, 2008, earnings were insufficient to cover fixed charges excluding interest on deposits by $1,300,000.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including financing possible acquisitions of failed institutions from the Federal Deposit Insurance Corporation and the potential repayment to the U.S. Treasury of funds received through the Capital Purchase Program. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities as follows:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

We may distribute the securities from time to time in one or more transactions as follows:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following discussion includes summaries of some of the terms of our Articles of Incorporation, as amended (the “articles of incorporation”), and our Amended and Restated Bylaws (the “bylaws”) and the Georgia Business Corporation Code (the “Code”). Reference is made to the more detailed provisions of, and this discussion is qualified in its entirety by reference to, our articles of incorporation and bylaws, copies of which are filed with the Commission as exhibits to the registration statement of which this prospectus is a part and which may be obtained as described under “Where You Can Find More Information,” and applicable law.

General

As of October 30, 2009, we had 35,000,000 shares of capital stock authorized. The authorized capital stock consisted of:

•	30,000,000 shares of common stock, par value $1.00 per share, 13,684,094 of which were outstanding; and

•	5,000,000 shares of preferred stock, 52,000 of which were outstanding.

Common Stock

Voting Rights. Each holder of our common stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Dividends. Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of the preferred stock.

No Preemptive or Conversion Rights. Holders of our common stock do not have preemptive rights to purchase additional shares of any class of our stock, nor do they have conversion or redemption rights.

Calls and Assessments. All of the issued and outstanding shares of common stock are fully paid and non-assessable.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of the preferred stock having preference over the common stock.

Preferred Stock

Our board of directors may, from time to time, issue shares of the authorized, undesignated preferred stock in one or more classes or series without shareholder approval. In connection with any such issuance, our board of directors may by resolution determine the designation, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, of such shares of preferred stock.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include the following:

•	the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

•

whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may (i) be general or limited, (ii) subject to applicable law or regulation, including the rules of any securities exchange on which securities of any class may be listed, permit more than one vote per share, or (iii) vary among shareholders of the same class based upon such factors as our board of directors may determine, including the size of a shareholder’s position and the length of time with respect to which such position has been held;

•

the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

•	whether the shares of such class or series shall be subject to redemption by us and, if so, the times, prices and other conditions of such redemption;

•

the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up of us, or upon any distribution of our assets;

•

whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

•

whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities (including common stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and any other terms and conditions of conversion or exchange;

•

the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by us of, the common stock or shares of stock of any other class or any other series of the same class;

•

the conditions or restrictions, if any, upon the creation of indebtedness or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

•

the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of preferred stock as to the payment of dividends, the distribution of assets and all other matters;

•	the listing, if any, of the preferred stock being offered on any securities exchange;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock being offered;

•	information with respect to book-entry procedures, if any; and

•

any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of our articles of incorporation, to the full extent permitted in accordance with the laws of the State of Georgia.

The summary in this prospectus is not complete. You should refer to the articles of amendment to our articles of incorporation establishing a particular class or series of preferred stock that will be filed with the Secretary of State of the State of Georgia and the Commission in connection with the offering of the preferred stock.

Preferred Stock—Fixed Rate Cumulative Perpetual Preferred Stock, Series A

As of the date hereof, our board of directors has created one series of preferred stock, our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), which we issued to the U.S. Treasury under the Capital Purchase Program. Pursuant to the Letter Agreement dated November 21, 2008, and the related Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”), between us and the U.S. Treasury, we issued 52,000 shares of Series A Preferred Stock having a liquidation preference per share of $1,000. The Series A Preferred Stock accrues cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year, but such dividends will be paid only if, as and when declared by our board of directors. Pursuant to the terms of the American Recovery and Reinvestment Act of 2009, we may, subject to consultation with our federal banking agency, repay the funds we received under the Capital Purchase Program at any time.

The Series A Preferred Stock is non-voting, except in limited circumstances. Prior to the third anniversary of issuance, unless we have redeemed all of the Series A Preferred Stock or the Treasury has transferred all of the Series A Preferred Stock to a third party, the consent of the Treasury will be required for us to increase our common stock dividend or repurchase our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. In the event that we do not pay dividends on the Series A Preferred Stock for six dividend periods, whether or not consecutive, the size of our board of directors will automatically be increased by two and the holders of the Series A Preferred Stock shall have the right to elect two directors to fill such newly created directorships at the next annual meeting of shareholders and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of Series A Preferred Stock have been declared and paid in full. The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the articles of amendment to our articles of incorporation designating such series.

Certain Provisions of Our Articles of Incorporation, Bylaws and the Code

Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

The Code also provides additional provisions which, if adopted by our board of directors, would further inhibit certain unsolicited acquisition proposals.

Classified Board of Directors. Our bylaws provide that our board of directors shall consist of not less than seven and not more than 15 members. Our bylaws provide for a classified board of directors, divided into three classes, with each class consisting as nearly as possible of one-third of the total number of directors, and with our shareholders electing one class each year for a three-year term. Between shareholders’ meetings, only our board of directors is permitted to appoint new directors to fill vacancies or newly created directorships so that no more than the number of directors in any given class could be replaced each year and it would take three successive annual meetings to replace all directors.

Shareholder Action Through Written Consent. Our bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.

Nominations to Board of Directors. Our articles of incorporation and bylaws provide that nominations for the election of directors may be made by our board of directors or any committee appointed by our board of directors or by any shareholder entitled to vote generally in the election of directors. Our bylaws establish an advance notice procedure for shareholder nominations to our board of directors. A shareholder may only make a nomination to our board of directors if he or she complies with the advance notice and other procedural requirements of our bylaws and is entitled to vote on such nomination at the meeting.

Removal of Directors; Board of Directors Vacancies. Our articles of incorporation provide that members of our board of directors may only be removed for cause and then only with a vote of at least a majority of the outstanding shares entitled to vote in the election of directors. Our bylaws further provide that only our board of directors may fill vacant directorships. These provisions would prevent a shareholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such shareholder’s own nominees.

Authorized But Unissued Stock. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Georgia “Fair Price” Statute. Sections 14-2-1110 through 14-2-1113 of the Code (the “Fair Price Statute”) generally restrict a company from entering into certain Business Combinations (as defined in the Code) with an interested shareholder, unless:

•	the transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or

•	the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Georgia “Business Combination” Statute. Sections 14-2-1131 through 14-2-1133 of the Code (the “Business Combination Statute”) generally restrict a company from entering into certain business combinations (as defined in the Code) with an interested shareholder for a period of five years after the date on which such shareholder became an interested shareholder unless:

•	the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder;

•

the interested shareholder acquires at least 90% of the company’s voting stock in the same transaction (calculated pursuant to Code Section 14-2-1132) in which such person became an interested shareholder; or

•

subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to Code Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to Code Section 14-2-1132).

The Code provides that the restrictions set forth in the Fair Price Statute and the Business Combination Statute will not apply unless the bylaws of the corporation specifically provide that these provisions of the Code are applicable to the corporation (and in certain other situations). We have not elected to be covered by such statutes, but we could do so by action of our board of directors, without a vote by our shareholders except as may be prohibited by law, at any time.

Stock Exchange Listing

The common stock is listed on the Nasdaq Global Select Market under the symbol “ABCB.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Investor Services.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase preferred stock, common stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to, and qualified in its entirety by reference to, all the provisions of any specific warrant document or agreement, which we will file with the Commission at the time any warrants are issued.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form—i.e., book-entry—will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form—i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise and Redemption of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We may redeem your warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.

LEGAL MATTERS

Rogers & Hardin LLP will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated balance sheet of Ameris Bancorp as of December 31, 2008, and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for the year then ended, and the effectiveness of its internal control over financial reporting as of December 31, 2008, have been audited by Porter Keadle Moore, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheet of Ameris Bancorp as of December 31, 2007, and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for the two years then ended, and the effectiveness of its internal control over financial reporting as of December 31, 2007 and 2006, have been audited by Mauldin & Jenkins, LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that our current and former officers and directors may be indemnified for any liability and expense resulting from any threatened, pending or completed action or proceeding in which they may become involved by reason of any action taken or not taken in their capacity as an officer or director. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our bylaws, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that website is www.sec.gov.

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our definitive proxy statement on Schedule 14A filed on April 16, 2009;

•	our annual report on Form 10-K for the year ended December 31, 2008, as amended;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009;

•

our current reports on Form 8-K filed on February 2, 2009, February 23, 2009, April 23, 2009, May 11, 2009, July 23, 2009, October 22, 2009, October 29, 2009, November 10, 2009, and November 18, 2009; and

•

the description of our securities contained under the caption “Description of Capital Stock” found in our preliminary prospectus dated as of April 21, 1994, filed as part of our registration statement on Form SB-2 (Registration No. 33-77930) with the Commission on April 21, 1994, and our registration statement on Form 8-A12B (File No. 001-13901), filed with the Commission on February 25, 1998, and any amendments or reports filed for the purpose of updating such descriptions.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address:

Ameris Bancorp

310 First St., S.E.

Moultrie, Georgia 31768

Telephone: (229) 890-1111

Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Ameris Bancorp in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,348
Blue sky qualification fees and expenses	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Trust fees and expenses	*
Miscellaneous expenses	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be calculated at this time.

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “Code”) provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Code, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Code, failed to comply with Section 14-2-853 of the Code, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Code but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the Code provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the Code; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the Code and may apply to a court under Section 14-2-854 of the Code for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.

Article XI of the articles of incorporation, as amended, of the Registrant provides that, except as may be limited by the Code or any successor law, no director shall be personally liable to the Registrant or any of its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.

Article VII of the amended and restated bylaws of the Registrant provides that every person (and the heirs and legal representatives of such person) who is or was a director or officer of the Registrant or any other corporation of which he or she served as such at the request of the Registrant and of which the Registrant directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which the Registrant is in any way interested, may be indemnified for any liability and expense resulting from any threatened, pending or completed action, suit or proceeding, civil, criminal, administrative or investigative or derivative or otherwise, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as a director or officer or as a member of any committee appointed by the board of directors of the Registrant to act for, in the interest of, or on behalf of the Registrant, whether or not he or she continues to be a director or officer at the time such liability or expense is incurred; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director or officer did not meet the standards of conduct set forth in the amended and restated bylaws. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Article VII of the bylaws of the Registrant may be advanced by the Registrant prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount, unless it is ultimately determined that he or she is entitled to indemnification under the bylaws.

Notwithstanding the foregoing, Article VII of the Registrant’s bylaws provides that no officer or director who was or is a party to any action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of the Registrant or such other corporation can be indemnified in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, unless the court in which such action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VII of the Registrant’s bylaws further provides that every person (and the heirs and legal representatives of such person) referred to above who has been wholly successful, on the merits or otherwise, with the respect to such claim, action, suit or proceeding is entitled to indemnification as of right without any further action or approval by the board of directors of the Registrant, and any indemnification pursuant to the bylaws of the Registrant will be made at the discretion of the Registrant only if: (1) the board of directors, acting by majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, present or voting, finds that the director or officer met the standard of conduct set forth in the bylaws; or (2) no such quorum of the board of directors exists, independent legal counsel at the request of either the Registrant or the person seeking indemnification, delivers to the Registrant such counsel’s written opinion that such director or officer met such standards; or (3) the holders of a majority of stock then entitled to vote for the election of directors determines by affirmative vote that such director or officer met such standards.

The rights of indemnification provided in Article VII of the Registrant’s bylaws are in addition to: (1) any rights to which any director or officer may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise; and (2) the power of the Registrant to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether the Registrant would have the power to indemnify against such liability under the amended and restated bylaws or otherwise.

The Registrant’s bylaws further provide that any repeal or modification of the bylaws by the shareholders of the Registrant cannot adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

Item 16.	Exhibits.

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement relating to Common Stock.*

1.2	Form of Underwriting Agreement relating to Preferred Stock.*

1.3	Form of Underwriting Agreement relating to Warrants.*

3.1	Articles of Incorporation of Ameris Bancorp, as amended (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Regulation A Offering Statement on Form 1-A filed August 14, 1987).

3.2	Amendment to Amended Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1.1 to Ameris Bancorp’s Form 10-K filed March 28, 1996).

3.3	Amendment to Amended Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 4.3 to Ameris Bancorp’s Registration Statement on Form S-4 filed with the Commission on July 17, 1996).

3.4	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.5 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 25, 1998).

3.5	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 26, 1999).

3.6	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 31, 2003).

3.7	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on December 1, 2005).

3.8	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on November 21, 2008).

3.9	Amended and Restated Bylaws of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2005).

4.1	Form of Preferred Stock Certificate.*

4.2	Form of Articles of Amendment to the Articles of Incorporation for Preferred Stock.*

4.3	Form of Warrant Certificate.*

4.4	Form of Warrant Agreement.*

5.1	Opinion of Rogers & Hardin LLP.

12.1	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Mauldin & Jenkins, LLC.

23.2	Consent of Porter Keadle Moore, LLP.

23.3	Consent of Rogers & Hardin LLP, included in Exhibit 5.1 filed herewith.

24.1	Powers of Attorney (included on signature page).

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned Registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moultrie, State of Georgia, on November 20, 2009.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Name: Edwin W. Hortman, Jr.
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Ameris Bancorp hereby severally constitute and appoint Edwin W. Hortman, Jr. and Dennis J. Zember Jr., and each of them singly, our true and lawful attorneys with full power to either of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Ameris Bancorp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edwin W. Hortman, Jr. Edwin W. Hortman, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2009

/s/ Dennis J. Zember Jr. Dennis J. Zember Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 20, 2009

/s/ Daniel B. Jeter Daniel B. Jeter	Director	November 20, 2009

/s/ Robert P. Lynch Robert P. Lynch	Director	November 20, 2009

/s/ Jimmy D. Veal Jimmy D. Veal	Director	November 20, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement relating to Common Stock.*

1.2	Form of Underwriting Agreement relating to Preferred Stock.*

1.3	Form of Underwriting Agreement relating to Warrants.*

3.1	Articles of Incorporation of Ameris Bancorp, as amended (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Regulation A Offering Statement on Form 1-A filed August 14, 1987).

3.2	Amendment to Amended Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1.1 to Ameris Bancorp’s Form 10-K filed March 28, 1996).

3.3	Amendment to Amended Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 4.3 to Ameris Bancorp’s Registration Statement on Form S-4 filed with the Commission on July 17, 1996).

3.4	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.5 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 25, 1998).

3.5	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 26, 1999).

3.6	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 31, 2003).

3.7	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on December 1, 2005).

3.8	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on November 21, 2008).

3.9	Amended and Restated Bylaws of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2005).

4.1	Form of Specimen Preferred Stock Certificate.*

4.2	Form of Articles of Amendment to the Articles of Incorporation for Preferred Stock.*

4.3	Form of Warrant Certificate.*

4.4	Form of Warrant Agreement.*

5.1	Opinion of Rogers & Hardin LLP.

12.1	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Mauldin & Jenkins, LLC.

23.2	Consent of Porter Keadle Moore, LLP.

23.3	Consent of Rogers & Hardin LLP, included in Exhibit 5.1 filed herewith.

24.1	Powers of Attorney (included on signature page).

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.